                                                                     EXHIBIT 4.1


                                                                  EXECUTION COPY

--------------------------------------------------------------------------------

                ADVANTA EQUIPMENT RECEIVABLES SERIES 2000-1 LLC,

                                     Issuer


                       Class A-1 6.840% Asset Backed Notes
                       Class A-2 7.255% Asset Backed Notes
                       Class A-3 7.405% Asset Backed Notes
                        Class B 7.560% Asset Backed Notes
                        Class C 7.685% Asset Backed Notes
                        Class D 8.015% Asset Backed Notes
                       Class E 10.250% Asset Backed Notes
                                Class F Interest


                            -------------------------

                                    INDENTURE

                            Dated as of March 1, 2000

                            -------------------------


                             BANKERS TRUST COMPANY,

                                     Trustee

--------------------------------------------------------------------------------

                         -------------------------------

                 RECONCILIATION AND TIE BETWEEN TRUST INDENTURE
                     ACT OF 1939 AND INDENTURE PROVISIONS*

         Trust Indenture
           Act Section                                                                      Indenture Section
           -----------                                                                      -----------------
         310(a)(1)..................................................................               6.11
              (a)(2)................................................................               6.11
              (a)(3)................................................................               6.10
              (a)(4)................................................................          Not Applicable
              (b)...................................................................               6.08(a)(1)
              (c)...................................................................          Not Applicable
         311(a).....................................................................               6.12
              (b)...................................................................               6.12
         312(a).....................................................................               7.01(a)
              (b)...................................................................               7.02(b)
              (c)...................................................................               7.02(c)
         313(a).....................................................................               7.04
              (b)...................................................................               7.04
              (c)...................................................................               7.04
              (d)...................................................................               7.04
         314(a).....................................................................               3.09, 7.03(a)
              (b)...................................................................               3.06
              (c)(1)................................................................               2.09, 8.04(b)
              (c)(2)................................................................               2.09, 8.04(b), 11.01(a)
              (c)(3)................................................................               2.09, 8.04(b), 11.01(a)
              (d)(1)................................................................               2.09, 8.04(b), 11.01(a)
              (d)(2)................................................................          Not Applicable
              (d)(3)................................................................          Not Applicable
              (e)...................................................................              11.01(a)
         315(a).....................................................................               6.01(b)
              (b)...................................................................               6.05
              (c)...................................................................               6.01(b)
              (d)...................................................................               6.01(b)
              (d)(1)................................................................               6.01(b)
              (d)(2)................................................................               6.01(c)
              (d)(3)................................................................               6.01(c)
              (e)...................................................................               5.13
         316(a)(1)(A)...............................................................               5.11
         316(a)(1)(B)...............................................................               5.12
         316(a)(2)..................................................................          Not Applicable
         316(b).....................................................................               5.07
         317(a)(1)..................................................................               5.03
         317(a)(2)..................................................................               5.03
         317(b).....................................................................               5.03
         318(a).....................................................................              11.07



--------

      * This reconciliation and tie shall not, for any purpose, be deemed to be part of the within indenture.

                                TABLE OF CONTENTS

                                                                                                                  PAGE

GRANTING CLAUSE.................................................................................................    3

                                    ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

         Section 1.01.        (a)  Definitions..................................................................    4

         Section 1.02.        Incorporation by Reference of Trust Indenture Act.................................   12

         Section 1.03.        Calculations of Interest..........................................................   12

                                   ARTICLE II
                       THE NOTES AND THE CLASS F INTEREST

         Section 2.01.        Form..............................................................................   13

         Section 2.02.        Execution, Authentication and Delivery............................................   13

         Section 2.03.        Temporary Notes...................................................................   14

         Section 2.04.        Registration; Registration of Transfer and Exchange...............................   14

         Section 2.05.        Mutilated, Destroyed, Lost or Stolen Notes........................................   15

         Section 2.06.        Persons Deemed Owner..............................................................   16

         Section 2.07.        Interest Rates; Maturity Dates; Payment of Principal and Interest;
                              Defaulted Interest................................................................   16

         Section 2.08.        Cancellation......................................................................   18

         Section 2.09.        Release of Collateral.............................................................   18

         Section 2.10.        Book-Entry Interests..............................................................   19

         Section 2.11.        Notices to Clearing Agency........................................................   20

         Section 2.12.        Definitive Notes..................................................................   20

         Section 2.13.        Class F Interest..................................................................   20

                                   ARTICLE III
                                    COVENANTS

         Section 3.01.        Payment of Principal and Interest.................................................   21

         Section 3.02.        Maintenance of Office or Agency...................................................   21

         Section 3.03.        Money for Payments To Be Held in Trust............................................   21

         Section 3.04.        Existence.........................................................................   22

         Section 3.05.        Protection of Trust Estate........................................................   23

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                                 PAGE

         Section 3.06.        Opinions as to Trust Estate.......................................................   23

         Section 3.07.        Performance of Obligations; Servicing of Contracts................................   23

         Section 3.08.        Negative Covenants................................................................   25

         Section 3.09.        Statements as to Compliance.......................................................   26

         Section 3.10.        Issuer May Consolidate, etc., Only on Certain Terms...............................   26

         Section 3.11.        Successor or Transferee...........................................................   27

         Section 3.12.        No Other Business.................................................................   28

         Section 3.13.        No Borrowing......................................................................   28

         Section 3.14.        Servicer's Obligations............................................................   28

         Section 3.15.        Guarantees, Loans, Advances and Other Liabilities.................................   28

         Section 3.16.        Capital Expenditures..............................................................   28

         Section 3.17.        Notice of Events of Default.......................................................   28

         Section 3.18.        Further Instruments and Acts......................................................   28

                                   ARTICLE IV
                           SATISFACTION AND DISCHARGE

         Section 4.01.        Satisfaction and Discharge of Indenture...........................................   29

         Section 4.02.        Application of Trust Money........................................................   30

         Section 4.03.        Repayment of Moneys Held by Paying Agent..........................................   30

                                    ARTICLE V
                                    REMEDIES

         Section 5.01.        Events of Default.................................................................   31

         Section 5.02.        Acceleration of Maturity; Rescission and Annulment................................   32

         Section 5.03.        Collection of Indebtedness and Suits for Enforcement by Trustee...................   32

         Section 5.04.        Remedies; Priorities..............................................................   34

         Section 5.05.        Optional Preservation of the Contracts............................................   36

         Section 5.06.        Limitation of Suits...............................................................   36

         Section 5.07.        Unconditional Rights of Noteholders to Receive Principal and Interest.............   37

         Section 5.08.        Restoration of Rights and Remedies................................................   37

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                                  PAGE
         Section 5.09.        Rights and Remedies Cumulative....................................................   37

         Section 5.10.        Delay or Omission Not a Waiver....................................................   38

         Section 5.11.        Control by Noteholders............................................................   38

         Section 5.12.        Waiver of Past Default............................................................   38

         Section 5.13.        Undertaking for Costs.............................................................   39

         Section 5.14.        Waiver of Stay or Extension Laws..................................................   39

         Section 5.15.        Action on Notes...................................................................   39

         Section 5.16.        Performance and Enforcement of Certain Obligations................................   39

                                   ARTICLE VI
                                   THE TRUSTEE

         Section 6.01.        Duties of Trustee.................................................................   41

         Section 6.02.        Rights of Trustee.................................................................   42

         Section 6.03.        Individual Rights of Trustee......................................................   42

         Section 6.04.        Trustee's Disclaimer..............................................................   43

         Section 6.05.        Notice of Defaults................................................................   43

         Section 6.06.        Reports by Trustee to Holders.....................................................   43

         Section 6.07.        Compensation and Indemnity........................................................   43

         Section 6.08.        Replacement of Trustee............................................................   44

         Section 6.09.        Successor Trustee by Merger.......................................................   45

         Section 6.10.        Appointment of Co-Trustee or Separate Trustee.....................................   45

         Section 6.11.        Eligibility; Disqualification.....................................................   46

         Section 6.12.        Preferential Collection of Claims Against.........................................   46

                                   ARTICLE VII
                         NOTEHOLDERS' LISTS AND REPORTS

         Section 7.01.        Issuer To Furnish Trustee Names and Addresses of Noteholders......................   47

         Section 7.02.        Preservation of Information; Communications to Noteholders........................   47

         Section 7.03.        Reports by Issuer.................................................................   47

         Section 7.04.        Reports by Trustee................................................................   48

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                                 PAGE
                                  ARTICLE VIII
                      ACCOUNTS, DISBURSEMENTS AND RELEASES

         Section 8.01.        Collection of Money...............................................................   49

         Section 8.02.        Collection and Reserve Accounts...................................................   49

         Section 8.03.        General Provisions Regarding Accounts.............................................   49

         Section 8.04.        Release of Trust Estate...........................................................   50

         Section 8.05.        Opinion of Counsel................................................................   50

                                   ARTICLE IX
                             SUPPLEMENTAL INDENTURES

         Section 9.01.        Supplemental Indentures Without Consent of Noteholders............................   52

         Section 9.02.        Supplemental Indentures with Consent of Noteholders...............................   53

         Section 9.03.        Execution of Supplemental Indentures..............................................   54

         Section 9.04.        Effect of Supplemental Indenture..................................................   54

         Section 9.05.        Conformity With Trust Indenture Act...............................................   54

         Section 9.06.        Reference in Notes to Supplemental Indentures.....................................   55

                                    ARTICLE X
                               REDEMPTION OF NOTES

         Section 10.01.       Redemption........................................................................   56

         Section 10.02.       Form of Redemption Notice.........................................................   56

         Section 10.03.       Notes Payable on Redemption Date..................................................   56

                                   ARTICLE XI
                                  MISCELLANEOUS

         Section 11.01.       Compliance Certificates and Opinions etc..........................................   57

         Section 11.02.       Form of Documents Delivered to Trustee............................................   57

         Section 11.03.       Acts of Noteholders...............................................................   58

         Section 11.04.       Notices, etc. to Trustee, Issuer and Rating Agencies..............................   59

         Section 11.05.       Notices to Noteholders; Waiver....................................................   59

         Section 11.06.       Alternate Payment and Notice Provisions...........................................   60

         Section 11.07.       Conflict with Trust Indenture Act.................................................   60

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                                  PAGE
         Section 11.08.       Effect of Headings and Table of Contents..........................................   60

         Section 11.09.       Successors and Assigns............................................................   60

         Section 11.10.       Separability......................................................................   60

         Section 11.11.       Benefits of Indenture.............................................................   60

         Section 11.12.       Legal Holidays....................................................................   60

         Section 11.13.       GOVERNING LAW.....................................................................   60

         Section 11.14.       Counterparts......................................................................   61

         Section 11.15.       Recording of Indenture............................................................   61

         Section 11.16.       Trust Obligation..................................................................   61

         Section 11.17.       No Petition.......................................................................   61

         Section 11.18.       Inspection........................................................................   61

         Section 11.19.       Restrictions on Transfer of Class F Interest......................................   62

         Section 11.20.       Rule 144A Information.............................................................   62

         Section 11.21.       Tax Treatment.....................................................................   62

                                    EXHIBITS

EXHIBIT A - List of Contracts[Deemed Incorporated].................    A-1
EXHIBIT B - Form of Transfer and Servicing Agreement...............    B-1
EXHIBIT C - Form of Depository Agreement...........................    C-1
EXHIBIT D - Form of Note...........................................    D-1
EXHIBIT E - Form of Class E Note Transferee Restrictions Letter....    E-1

                  This INDENTURE dated as of March 1, 2000 is hereby executed by and between ADVANTA EQUIPMENT RECEIVABLES SERIES 2000-1 LLC, a Nevada limited liability company (the "Issuer") and BANKERS TRUST COMPANY, (the "Trustee").

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer's Class A-1 6.840% Asset Backed Notes, Class A-2 7.255% Asset Backed Notes, Class A-3 7.405% Asset Backed Notes, Class B 7.560% Asset Backed Notes, Class C 7.685% Asset Backed Notes, Class D 8.015% Asset Backed Notes, Class E 10.250% Asset Backed Notes and Class F Interest:

                                 GRANTING CLAUSE

         The Issuer hereby Grants to the Trustee at the Closing Date, as Trustee for the benefit of the Holders of the Notes, all of the Issuer's right, title and interest, whether now owned or hereafter acquired, in, to and under all of the following: (a) the Contracts listed on the List of Contracts and all obligations of the Obligors thereunder, including all monies (including accrued interest but excluding Excluded Amounts) due or to become due thereon on or after the Cut-off Date (provided that the Issuer has not received and this Grant does not include any interest in the Residual Interests related to the Contracts); (b) the Related Property; (c) any and all Collections with respect to the Contracts; (d) all balances, monies, securities, investment property, instruments and other property received or held from time to time in the Collection Account and the Reserve Account, and in all interest, dividends, earnings, income and other distributions from time to time received, receivable or otherwise distributed to or in respect thereto; (e) the Transfer and Servicing Agreement and the Issuer's rights to enforce the provisions of, and to benefit from the representations, warranties and covenants made in the Transfer and Servicing Agreement; (f) all accounts, money, chattel paper, instruments, documents, deposit accounts, certificates of deposit, letters of credit, advices of credit, investment property, general intangibles, and goods consisting of, arising from or relating to any of the foregoing; (g) all present and future claims, demands, causes and chose in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds, products, rents, receipts or profits of the conversion, voluntary or involuntary, into cash or other property, all cash and non-cash proceeds, and other property consisting of, arising from or relating to all or any part of any of the foregoing or any proceeds thereof and (h) all proceeds of the foregoing (collectively, the "Collateral").

         The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes and to secure compliance with the provisions of this Indenture, all as provided in this Indenture. This Indenture shall be deemed to be and hereby is a security agreement within the meaning of the UCC as in effect in the States of New York, Utah and Nevada.

         The Trustee, as Trustee on behalf of the Holders of the Notes, acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties as expressly set forth in this Indenture.

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

         Section 1.01. (a) Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture.

         "Act" has the meaning specified in Section 11.03(a).

         "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, the ownership of a membership interest, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Authorized Officer" means any manager or agent of the Issuer who is authorized to act for the Issuer in matters relating to the Issuer and who is identified on the list of Authorized Officers, containing the specimen signature of each such Person, delivered to the Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

         "Basic Documents" means this Indenture, the Transfer and Servicing Agreement, the Underwriting Agreement and other documents and certificates delivered in connection therewith.

         "Book-Entry Interest" means a beneficial interest in the Notes or any Class of Notes ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the City of New York and Salt Lake City, Utah, and in such other location as the Corporate Trust Office may be located are authorized or obligated by law, regulation or executive order to remain closed.

         "Class A Notes" means, collectively, the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes.

         "Class A-1 Note" means any Note, substantially in the form of Exhibit D, designated therein as a Class A-1 6.840% Asset Backed Note.

         "Class A-1 Note Interest Rate" means 6.840% per annum.

         "Class A-1 Note Owner" means, with respect to a Book-Entry Interest in the Class A-1 Notes, the Person who is the owner of such Book-Entry Interest, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

         "Class A-1 Noteholder" means any Holder of a Class A-1 Note.

         "Class A-2 Note" means any Note, substantially in the form of Exhibit D, designated therein as a Class A-2 7.255% Asset Backed Note.

         "Class A-2 Note Interest Rate" means 7.255% per annum.

         "Class A-2 Note Owner" means, with respect to a Book-Entry Interest in the Class A-2 Notes, the Person who is the owner of such Book-Entry Interest, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

         "Class A-2 Noteholder" means any Holder of a Class A-2 Note.

         "Class A-3 Note" means any Note, substantially in the form of Exhibit D, designated therein as a Class A-3 7.405% Asset Backed Note.

         "Class A-3 Note Interest Rate" means 7.405% per annum.

         "Class A-3 Note Owner" means, with respect to a Book-Entry Interest in the Class A-3 Notes, the Person who is the owner of such Book-Entry Interest, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

         "Class A-3 Noteholder" means any Holder of a Class A-3 Note.

         "Class B Note" means any Note, substantially in the form of Exhibit D, designated therein as a Class B 7.560% Asset Backed Note.

         "Class B Note Interest Rate" means 7.560% per annum.

         "Class B Note Owner" means, with respect to a Book-Entry Interest in the Class B Notes, the Person who is the owner of such Book-Entry Interest, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

         "Class B Noteholder" means any Holder of a Class B Note.

         "Class C Note" means any Note, substantially in the form of Exhibit D, designated therein as a Class C 7.685% Asset Backed Note.

         "Class C Note Interest Rate" means 7.685% per annum.

         "Class C Note Owner" means, with respect to a Book-Entry Interest in the Class C Notes, the Person who is the owner of such Book-Entry Interest, as reflected on the books of the

Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

         "Class C Noteholder" means any Holder of a Class C Note.

         "Class D Note" means any Note, substantially in the form of Exhibit D, designated therein as a Class D 8.015% Asset Backed Note.

         "Class D Note Interest Rate" means 8.015% per annum.

         "Class D Note Owner" means, with respect to a Book-Entry Interest in the Class D Notes, the Person who is the owner of such Book-Entry Interest, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

         "Class D Noteholder" means any Holder of a Class D Note.

         "Class E Note" means any Note, substantially in the form of Exhibit D, designated therein as a Class E 10.250% Asset Backed Note.

         "Class E Note Interest Rate" means 10.250% per annum.

         "Class E Noteholder" means any Holder of a Class E Note.

         "Class E Notes Interest Commencement Date" means the date designated by the Issuer by written notice to the Trustee as the date from and after which the Class E Notes shall bear interest.

         "Class F Interest" means the rights and interests of the Issuer described in Section 2.13 of this Indenture.

         "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

         "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "Closing Date" means March 29, 2000.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

         "Collateral" has the meaning specified in the Granting Clause of this Indenture.

         "Collection Account" means the account by that name established by the Servicer pursuant to the Transfer and Servicing Agreement and held by the Trustee.

         "Collections" has the meaning specified in the Transfer and Servicing Agreement.

         "Contract" means any lease agreement or other contract or agreement identified on the List of Contracts.

         "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at date of the execution of this Agreement is located at Four Albany Street, New York, NY 10006, Attention: Corporate Trust and Agency Group.

         "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

         "Definitive Notes" has the meaning specified in Section 2.10.

         "Depository Agreement" means the agreement among the Issuer, the Trustee and The Depository Trust Company, as the initial Clearing Agency, dated as of the Closing Date, substantially in the form of Exhibit C.

         "Event of Default" has the meaning specified in Section 5.01.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Executive Officer" means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary, Assistant Secretary, the Treasurer or Assistant Treasurer of such corporation; with respect to any partnership, any general partner thereof and with respect to any limited liability company the managers or officers described in the limited liability company operating agreement of such company and any duly appointed agents.

         "Grant" means to mortgage, pledge, bargain, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

         "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Note Register.

         "Indenture" means this Indenture as amended or supplemented from time to time.

         "Independent" means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Transferor and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Transferor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Transferor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         "Independent Certificate" means a certificate or opinion to be delivered to the Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, made by an Independent appraiser or other expert appointed by an Issuer Order, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

         "Investor Note Owners" means, with respect to a Book-Entry Interest in any of the Investor Notes, the Person who is the owner of such Book-Entry Interest, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agent Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

         "Investor Notes" means all Notes except Notes which at the date of determination are owned by the Issuer or an Affiliate of the Issuer or of the Transferor whether the Issuer or such Affiliate is a Holder of the Notes or is the owner of a Book-Entry Interest in the Notes.

         "Issuer" means Advanta Equipment Receivables Series 2000-1 LLC or any successor thereto and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.

         "Issuer Order" and "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Trustee.

         "List of Contracts" means a printed or electronic list of Contracts, certified by an Authorized Officer and attached hereto as Exhibit A.

         "Maturity Date" for each Class of Notes means the date specified in
Section 2.07 of this Indenture.

         "Note Interest Rate" means the per annum interest rate borne by a Note.

         "Note Register" and "Note Registrar" have the respective meanings specified in Section 2.04.

         "Notes" means, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes; for avoidance of doubt, the term "Notes" does not include the Class F Interest.

         "Officer's Certificate" means a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, and delivered to the Trustee.

         "Opinion of Counsel" means one or more written opinions of counsel who may, except as otherwise expressly provided in this Indenture, be employees of or counsel to the Issuer, the Transferor or any Affiliate thereof and who shall be satisfactory to the Trustee, and which opinion or opinions shall be addressed to the Trustee as Trustee, shall comply with any applicable requirements of
Section 11.01, and shall be in form and substance reasonably satisfactory to the Trustee.

         "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

                  (i) Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

                  (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor, satisfactory to the Trustee, has been made); and

                  (iii) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Trustee is presented that any such Notes are held by a bona fide purchaser;

provided that in determining whether the Holders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes or other interests owned by the Issuer, any other obligor upon the Notes, the Transferor or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Trustee actually knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Transferor or any Affiliate of any of the foregoing Persons. In making any such determination, the Trustee may rely on the representations of the pledgee and shall not be required to undertake any independent investigation.

         "Outstanding Amount" means the aggregate principal amount of all Notes, or a class of Notes, as applicable, Outstanding at the date of determination.

         "Paying Agent" means the Trustee or any Person that meets the eligibility standards for the Trustee specified in Section 6.11 and is authorized by the Issuer to make the payments to and distributions from the Collection Account and the Reserve Account, including payment of principal of or interest on the Notes on behalf of the Issuer.

         "Payment Date" means the 15th day of each calendar month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing April 17, 2000.

         "Person" means any individual, corporation, estate, partnership, limited liability company, joint venture, association, joint stock company, business trust, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

         "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.05 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

         "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

         "Rating Agency" means Moody's Investors Service, Inc. and Fitch IBCA, Inc. If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the Trustee and the Servicer.

         "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have notified the Transferor, the Servicer and the Issuer in writing that such action will not result in a reduction or withdrawal of the then current rating of any Class of the Notes.

         "Record Date" means, with respect to a Payment Date or Redemption Date,
(i) if the Notes are held in book-entry form, the close of business on the calendar day (whether or not such day is a Business Day) immediately preceding such Payment Date or Redemption Date or (ii) if the Notes are held in definitive form, the last calendar day (whether or not such day is a Business Day) of the month preceding the month in which such Payment Date or Redemption Date occurs.

         "Redemption Date" means the Payment Date specified by the Servicer or the Issuer pursuant to Section 10.01, as applicable.

         "Redemption Price" means in the case of a redemption of the Notes pursuant to Section 10.01, an amount equal to the principal amount of the Notes redeemed plus accrued and unpaid interest thereon at the related Note Interest Rate to but excluding the Redemption Date.

         "Registered Holder" means the Person in whose name a Note is registered in the Note Register on the applicable Record Date.

         "Related Property" as defined in the Transfer and Servicing Agreement.

         "Reserve Account" means the account or accounts by that name established by the Servicer under Section 5.05 of the Transfer and Servicing Agreement held by the Trustee pursuant to Section 8.02.

         "Responsible Officer" means, with respect to the Trustee, any officer within the Corporate Trust Office including any Vice President, Managing Director, Assistant Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

         "Servicer" means Advanta Bank Corp. and any successors thereto.

         "State" means any one of the 50 states of the United States of America or the District of Columbia.

         "Successor Servicer" has the meaning specified in Section 3.07(e).

         "Transfer and Servicing Agreement" means the Transfer and Servicing Agreement dated as of March 1, 2000, among the Issuer, the Transferor and the Servicer.

         "Transferor" means Advanta Bank Corp. and any successor thereto.

         "Trust Estate" means the Collateral and all money, instruments, documents, securities, contract rights, general intangibles and other property that are subject or intended to be subject to the lien and security interest of this Indenture for the benefit of the Noteholders (including, without limitation, all property and interests Granted to the Trustee), including all proceeds thereof.

         "Trustee" means Bankers Trust Company, a New York banking corporation as Trustee under this Indenture, or any successor Trustee under this Indenture.

         "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as in force on the date hereof, unless otherwise specifically provided.

         "UCC" means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

         (b) Other Definitional Provisions. (1)Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Transfer and Servicing Agreement.

                  (2) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                  (3) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

                  (4) The words "hereof," "herein," "hereunder," and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

                  (5) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

         Section 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the Securities and Exchange Commission.

         "indenture securities" means the Notes.

         "indenture security holder" means a Noteholder.

         "indenture to be qualified" means this Indenture.

         "Trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

         Section 1.03. Calculations of Interest. Interest on the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes will be calculated on the basis of a year of 360 days and twelve 30-day months.

                                   ARTICLE II

                                  THE NOTES AND
                              THE CLASS F INTEREST

         Section 2.01. Form. The Notes of each Class, together with the Trustee's certificate of authentication, shall be in substantially the forms set forth in Exhibit D, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof or on subsequent pages thereof, with an appropriate reference thereto on the face of the Note.

         The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

         Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit D are part of the terms of this Indenture.

         Section 2.02. Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

         Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

         The Trustee shall, upon written order of the Transferor, authenticate and deliver Notes for original issue in an aggregate principal amount of $409,119,000 including the Class E Note which shall be delivered to the Issuer. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.05. The Trustee shall be entitled to conclusively rely upon such written order as authority to so authenticate and deliver the Notes without further inquiry of any Person.

         Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered Notes in the minimum denomination of $1,000 and in integral multiples thereof provided, however, that a single Note of any Class may be issued in any denomination.

         No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

         The Class E Notes and any other Notes issued under this Indenture may be held by the Issuer for such period of time as the Issuer may determine and the fact that the Class E Notes are held by the Issuer shall not cause the debt and other obligations represented thereby to be cancelled or extinguished and such Notes shall remain as valid obligations of the Issuer enforceable against the Issuer in accordance with their terms.

Section 2.03. Temporary Notes. Pending the preparation of definitive Notes, the Issuer may execute, and upon receipt of an Issuer Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

         If temporary Notes are issued, the Issuer will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute, and the Trustee shall authenticate and deliver in exchange therefor, a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

         Section 2.04. Registration; Registration of Transfer and Exchange. (a) The Issuer shall cause to be kept a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Trustee shall be the initial "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

         If a Person other than the Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Trustee shall have the right to conclusively rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes.

         Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.02, if the requirements of Section 8-401(1) of the UCC are met the Issuer shall execute, and upon receipt of such surrendered Note the Trustee shall authenticate and the Noteholder shall obtain from the Trustee, in the name of the designated transferee or transferees, one or more new Notes of the same Class in any authorized denominations, of a like aggregate principal amount.

         At the option of the Holder, Notes may be exchanged for other Notes of the same class in any authorized denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, if the requirements of Section 8-401(1) of the UCC are met, the Issuer shall execute, and upon receipt of such surrendered Note the Trustee shall authenticate and the Noteholder shall obtain from the Trustee, the Notes which the Noteholder making the exchange is entitled to receive.

         All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

         Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located, or having a correspondent located, in The City of New York or the city in which the Corporate Trust Office is located, or by a member firm of a national securities exchange, and such other documents as the Trustee may require. Any Class E Note presented or surrendered for registration of transfer or exchange shall be accompanied by a letter substantially in the form of Exhibit E hereto.

         No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.03 or 9.06 not involving any transfer.

         The preceding provisions of this section notwithstanding, the Issuer shall not be required to make, and the Note Registrar need not register, transfers or exchanges of Notes for a period of 20 days preceding the due date for any payment with respect to the Note.

         (b) The Class E Notes have not been registered under the Securities Act or any state securities law. None of the Issuer, the Note Registrar or the Trustee is obligated to register the Notes under the Securities Act or any other securities or "Blue Sky" laws or to take any other action not otherwise required under this Indenture to permit the transfer of any Note without registration.

         (c) The Class E Notes shall bear the legend set forth in Exhibit E.

         (d) No transfer of the Class E Note shall be registered unless the Trustee receives a letter from the transferee is substantially the form of Exhibit E to this Indenture.

         Section 2.05. Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Trustee such security or indemnity as may be required by it to hold the Issuer and the Trustee harmless, then, in the absence of written notice to the Issuer, the Note Registrar or the Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same class; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within twenty days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide-purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Trustee in connection therewith.

         Upon the issuance of any replacement Note under this Section, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.

         Except as set forth in the first paragraph of this Section 2.05, every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

         Section 2.06. Persons Deemed Owner. Prior to due presentment for registration of transfer of any Note, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

         Section 2.07. Interest Rates; Maturity Dates; Payment of Principal and Interest; Defaulted Interest. (a) The Investor Notes shall bear interest from and including the Closing Date to but excluding the date on which the final principal payment is made at the following rates:

         - The Class A-1 Notes shall bear interest at the Class A-1 Note Interest Rate;

         - The Class A-2 Notes shall bear interest at the Class A-2 Note Interest Rate;

         - The Class A-3 Notes shall bear interest at the Class A-3 Note Interest Rate;

         - The Class B Notes shall bear interest at the Class B Note Interest Rate;

         - The Class C Notes shall bear interest at the Class C Note Interest Rate;

         - The Class D Notes shall bear interest at the Class D Note Interest Rate; and

         - The Class E Notes shall initially not bear interest; provided, however, the Class E Notes shall commence bearing interest at the Class E Note Interest Rate on the date designated by the Issuer as the Class E Notes Interest Commencement Date which date shall be designated by written notice from the Issuer delivered to the Trustee.

         -        The Class F Interest shall not bear interest.

         Principal of the Notes shall be payable on each Payment Date to the extent funds are available therefor as provided in the flow of funds set forth in Section 5.04 of the Transfer and Servicing Agreement. To the extent not paid prior to such date, the principal of the Notes of each class shall be due and payable on the following dates and such dates shall be the "Maturity Date" for the respective Class:

                     Class                             Maturity Date
                     -----                             -------------
                     Class A-1                          July 15, 2002
                     Class A-2                          May 15, 2003
                     Class A-3                        February 15, 2007
                     Class B                          February 15, 2007
                     Class C                          February 15, 2007
                     Class D                          February 15, 2007
                     Class E                          February 15, 2007

         Any installment of interest or principal, if any, or any other amount, payable on any Note which is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date, by check mailed first-class, postage prepaid to such Person's address as it appears on the Note Register on such Record Date, (i) except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee, (ii) except that with respect to the Class E Notes, payment will be made by wire transfer in immediately available funds to the account designated by the Issuer or any other Holder of the Class E Notes and (iii) except for (A) the final installment of principal payable with respect to any Note on a Payment Date and (B) the Redemption Price for any Note called for redemption pursuant to
Section 10.01, in each case
which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03.

         (b) The entire unpaid principal amount of the Notes shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and be continuing and the Notes have become due and payable in the manner provided in Section 5.02. All principal payments on each class of Notes shall be made pro rata to the Noteholders of such Class entitled thereto. Upon written notice to the Trustee by the Issuer, the Trustee shall notify the Person in whose name a Note is registered at the close of business on the second Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed no later than thirty days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.02.

         (c) If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the applicable Note Interest Rate in any lawful manner. The Class A-1 Overdue Interest, Class A-2 Overdue Interest, Class A-3 Overdue Interest, Class B Overdue Interest, Class C Overdue Interest, Class D Overdue Interest and Class E Overdue Interest for any Payment Date shall be calculated as provided in the Transfer and Servicing Agreement and included in the Class A-1 Note Interest, Class A-2 Note Interest, Class A-3 Note Interest, Class B
Note Interest, Class C Note Interest, Class D Note Interest and Class E Note Interest as provided in the Transfer and Servicing Agreement and paid as provided in Section 5.04 of the Transfer and Servicing Agreement.

         Section 2.08. Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall, following its receipt thereof, be promptly cancelled by the Trustee. The Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall, following its receipt thereof, be promptly cancelled by the Trustee. Notes acquired by the Issuer and not delivered to the Trustee for cancellation shall remain valid obligations of the Issuer. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided that such Issuer Order is timely and the Notes have not been previously disposed of by the Trustee.

         Section 2.09. Release of Collateral. Subject to Section 11.01, the Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and Independent Certificates in accordance with TIA Sections 314(c) and 314 (d)(1) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates.

         Section 2.10. Book-Entry Interests. The Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, upon original issuance, will be issued in the form of a typewritten, word processing system produced or printed Note or Notes representing the Book-Entry Interests, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Issuer. Such Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Class A-1 Note Owner's, Class A-2 Note Owner's, Class A-3 Note Owner's, Class B Note Owner's, Class C Note Owner's or Class D Note Owner will receive a Definitive Note representing such Class A-1 Note Owner, Class A-2 Note Owner, Class A-3 Note Owner, Class B Note Owner, Class C Note Owner's or Class D Note Owner's interest in such Note, except as provided in Section 2.12. Unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to Class A-1 Note Owners, Class A-2 Note Owners, Class A-3 Note Owners, Class B Note Owners, Class C Note Owners or Class D Note Owners pursuant to Section 2.12:

                  (i) the provisions of this Section shall be in full force and effect;

                  (ii) the Note Registrar and the Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes which are registered in the name of the nominee of the Clearing Agency and the giving of instructions or directions hereunder) as the sole holder of such Notes, and shall have no obligation to the Class A-1 Note Owners, Class A-2 Note Owners, Class A-3 Note Owners, Class B Note Owners, Class C Note Owners or the Class D Note Owners;

                  (iii) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

                  (iv) the rights of Class A-1 Note Owners, Class A-2 Note Owners, Class A-3 Note Owners, Class B Note Owners, Class C Note Owners and Class D Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Class A-1 Note Owners, Class A-2 Note Owners, Class A-3 Note Owners, Class B Note Owners, Class C Note Owners or Class D Note Owners and the Clearing Agency and/or the Clearing Agency Participants pursuant to the Depository Agreement. Unless and until Definitive Notes are issued pursuant to Section 2.12, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants; and

                  (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Outstanding Amount of the Notes, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Class A-1 Note Owners, Class A-2 Note Owners, Class A-3 Note Owners, Class B Note Owners, Class C Note Owners or Class D Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Trustee.

         Section 2.11. Notices to Clearing Agency. Whenever, a notice or other communication to the Holders of the Class A Notes, the Class B Notes, the Class C Notes or the Class D Notes is required under this Indenture, unless and until Definitive Notes shall have been issued to Class A-1 Note Owners, Class A-2 Note Owners, Class A-3 Note Owners, Class C Note Owners or the Class D Note Owners pursuant to Section 2.12, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes to the Clearing Agency, and shall have no obligation to the Class A-1 Note Owners, Class A-2 Note Owners, Class A-3 Note Owners, Class B Note Owners, Class C Note Owners or the Class D Note Owners.

         Section 2.12. Definitive Notes. (a) The Class E Notes shall be issued in definitive fully-registered form and (b) if (i) the Issuer advises the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Investor Notes and the Issuer is unable to locate a qualified successor, or (ii) the Issuer at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency, or (iii) after the occurrence of an Event of Default or a Servicer Default, Investor Note Owners representing beneficial interests aggregating a majority of the Outstanding Amount of the Investor Notes advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Investor Note Owners then the Clearing Agency shall notify all Investor Note Owners and the Trustee of the occurrence of any such event and of the availability of Definitive Notes to the Investor Note Owners. Upon surrender to the Trustee of the Note or Notes representing the Book-Entry Interests by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, the Note Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes to Investor Note Owners, the Trustee shall recognize the Holders of such Definitive Notes as Noteholders.

         Section 2.13. Class F Interest. There is hereby created under this Indenture, an interest which shall be retained by the Issuer and which is hereby designated as the "Class F Interest." The Class F Interest shall represent the right of the Issuer to allocations, on each Payment Date, of specified amounts, if any, of the Available Funds as provided in Section 5.04 of the Transfer and Servicing Agreement. The Issuer's rights to distributions represented by the Class F Interest shall, as provided in the Transfer and Servicing Agreement, be subordinated to the rights of the Holders of the Notes. For purposes of calculations to be made under the Transfer and Servicing Agreement, the Class F Interest shall have assigned to it an initial principal balance of $61,134,515.34. The principal balance of the Class F Interest will not accrue interest. As holder of the Class F Interest, the Issuer shall be entitled to receive distributions of Available Funds only in the amounts and in the priority provided in Section 5.04 of the Transfer and Servicing Agreement.

                                  ARTICLE III

                                    COVENANTS

         Section 3.01. Payment of Principal and Interest. The Issuer will duly and punctually pay the principal of and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing, the Issuer will cause amounts to be distributed from the Collection Account on each Payment Date as provided in Section 8.02 of this Indenture and
Section 5.04 of the Transfer and Servicing Agreement. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal and/or premium shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

         Section 3.02. Maintenance of Office or Agency. The Issuer will maintain in the Borough of Manhattan, in the City of New York an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Trustee to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, the Trustee shall be entitled to conclusively rely upon, and the Issuer hereby appoints the Trustee as its agent to receive, all such surrenders, notices and demands.

         Section 3.03. Money for Payments To Be Held in Trust. All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Collection Account shall be made on behalf of the Issuer by the Trustee or by another Paying Agent, and no amounts so withdrawn from the Collection Account for payments of Notes shall be paid over to the Issuer except as provided in Section 5.04 of the Transfer and Servicing Agreement.

         The Issuer will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

                  (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

                  (ii) give the Trustee written notice of any default by the Issuer of which it has actual knowledge (or any other obligor upon the Notes) in the making of any payment required to be made with respect to the Notes;

                  (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent;

                  (iv) immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

                  (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

         The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Subject to applicable laws with respect to escheat of funds, any money held by the Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust, and the Trustee or such Paying Agent, as the case may be, shall give prompt notice of such occurrence to the Issuer and shall release such money to the Issuer on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer (and then only to the extent of the amounts so paid to the Issuer) for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Trustee shall also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Trustee or of any Paying Agent, at the last address of record for each such Holder).

         Section 3.04. Existence. The Issuer will keep in full effect its existence, rights and franchises as a limited liability company under the laws of the State of Nevada (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Trust Estate.

         Section 3.05. Protection of Trust Estate. The Issuer will from time to time take all actions necessary (other than taking possession of the original Contracts and other than perfecting any security interest which it or the Transferor may have in Financed Equipment with an original cost of $25,000 or less), including without limitation preparing, executing, delivering and filing all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, if applicable, and will take such other action necessary or advisable to:

                  (i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

                  (ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture:

                  (iii) enforce any of the Collateral; or

                  (iv) preserve and defend title to the Trust Estate and the rights of the Trustee and the Noteholders in such Trust Estate against the claims of all persons and parties.

The Issuer hereby designates the Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument pursuant to this Section.

         Section 3.06. Opinions as to Trust Estate. On the Closing Date, the Issuer shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken to perfect the lien and security interest of this Indenture, including without limitation with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are so necessary and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to maintain the perfection of such lien and security interest.

         Section 3.07. Performance of Obligations; Servicing of Contracts. (a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, the Transfer and Servicing Agreement or such other instrument or agreement.

         (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Servicer to assist the Issuer in performing its duties under this Indenture.

         (c) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate, including but not limited to filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Transfer and Servicing Agreement in accordance with and within the time periods provided for herein and therein; provided that no provision of this Indenture or the Transfer and Servicing Agreement shall be deemed to require the filing of any financing statement to perfect any security interest the Issuer or the Transferor may have in any Financed Equipment with an original cost of $25,000 or less. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Basic Document or any provision thereof without the written consent of the Trustee or the Holders of a majority of the Outstanding Amount of the Investor Notes; provided that the written consent of the Trustee shall be required for any amendment which increases the obligations of the Servicer.

         (d) If the Issuer shall have knowledge of the occurrence of a Servicer Default under the Transfer and Servicing Agreement, the Issuer shall promptly notify the Trustee in writing and the Rating Agencies thereof, and shall specify in such notice the action, if any, the Issuer is taking with respect to such default. If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Transfer and Servicing Agreement with respect to the Contracts, the Issuer shall take all reasonable steps available to it to remedy such failure.

         (e) As promptly as possible after the giving of notice of termination to the Servicer of the Servicer's rights and powers pursuant to Section 8.01 of the Transfer and Servicing Agreement, the Issuer shall appoint a successor servicer (the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee. In the event that a Successor Servicer has not been appointed and accepted its appointment at the time when the Servicer ceases to act as Servicer, the Trustee without further action shall automatically be appointed the Successor Servicer. The Trustee may resign as the Servicer by giving written notice of such resignation to the Issuer and in such event will be released from such duties and obligations, such release not to be effective until the date a new servicer enters into a servicing agreement with the Issuer as provided below. Upon delivery of any such notice to the Issuer, the Issuer shall obtain a new servicer as the Successor Servicer under the Transfer and Servicing Agreement. Any Successor Servicer other than the Trustee shall (i) be a corporation having a net worth of not less than $20,000,000 and whose regular business includes the servicing of equipment receivables and (ii) enter into a servicing agreement with the Issuer having substantially the same provisions as the provisions of the Transfer and Servicing Agreement applicable to the Servicer. If within 30 days after the delivery of the notice referred to above, the Issuer shall not have obtained such a new servicer, the Trustee may appoint, or may petition a court of competent jurisdiction to appoint, a Successor Servicer. In connection with any such appointment, the Trustee may make such arrangements for the compensation of such successor as it and such successor shall agree, subject to the limitations set forth below and in the Transfer and Servicing Agreement, and in accordance with Section 8.02 of the Transfer and Servicing Agreement, the Issuer shall enter into an agreement with such successor for the servicing of the Contracts (such agreement to be in form and substance reasonably satisfactory to the Trustee). Notwithstanding anything else herein to the contrary, in no event shall the Trustee be liable for any servicing fee or for any differential in the amount of the servicer fee paid hereunder and the amount necessary to induce any successor Servicer to act as Successor Servicer under this Agreement and the transactions set forth or provided for herein. If the Trustee shall succeed to the Servicer's duties as servicer of the Contracts as provided herein, it shall do so in its individual capacity and not in its capacity as Trustee and, accordingly, the provisions of Article VI hereof shall be inapplicable to the Trustee in its duties as the successor to the Servicer and the servicing of the Contracts. In case the Trustee shall become a successor to the Servicer under the Transfer and Servicing Agreement, the Trustee shall be entitled to appoint any one of its Affiliates to carry out its functions as Servicer (pending appointment of a Successor Servicer), provided that it shall be fully liable for the actions and omissions of such Affiliate in such capacity as Successor Servicer.

         (f) Upon any termination of the Servicer's rights and powers pursuant to the Transfer and Servicing Agreement, the Issuer shall promptly notify the Trustee in writing. As soon as a Successor Servicer is appointed, the Issuer shall notify the Trustee in writing of such appointment, specifying in such notice the name and address of such Successor Servicer.

         (g) Without derogating from the absolute nature of the assignment granted to the Trustee under this Indenture or the rights of the Trustee hereunder, the Issuer agrees that it will not, without the prior written consent of the Trustee or the Holders of a majority in Outstanding Amount of the Investor Notes, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral (except to the extent otherwise permitted pursuant to the terms of the Transfer and Servicing Agreement) or the Basic Documents, or waive timely performance or observance by the Servicer or the Transferor under the Transfer and Servicing Agreement; provided, however, that no such amendment shall (i) except to the extent otherwise provided in the Transfer and Servicing Agreement, increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Contracts or distributions that are required to be made for the benefit of the Noteholders or (ii) reduce the aforesaid percentage of the Notes which are required to consent to any such amendment, without the consent of the holders of all the Outstanding Notes. If any such amendment, modification, supplement or waiver shall be so consented to by the Trustee or such Holders, the Issuer agrees, promptly following a request by the Trustee to do so, to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as the Trustee may reasonably deem necessary or appropriate under the circumstances.

         Section 3.08. Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:

                  (i) except as expressly permitted by this Indenture or the Transfer and Servicing Agreement, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Trust Estate, unless directed to do so by the Trustee;

                  (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

                  (iii) dissolve or liquidate in whole or in part; or

                  (iv) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics' liens and other liens on a Financed Equipment arising solely as a result of an action or omission of the related Obligor) or (C) permit the lien of this Indenture not to constitute a valid first priority perfected security interest in the Trust Estate (other than with respect to any such tax, mechanics' or other lien).

         Section 3.09. Statements as to Compliance. The Issuer will deliver to the Trustee or cause the Servicer to deliver to the Trustee within 90 days after the end of each fiscal year of the Issuer the Officer's Certificate described in
Section 4.10 of the Transfer and Servicing Agreement.

         Section 3.10. Issuer May Consolidate, etc., Only on Certain Terms. (a) The Issuer shall not consolidate or merge with or into any other Person, unless

                  (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee the payment of the principal of and interest on all Notes as provided in this Indenture and in the Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

                  (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

                  (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Trustee) to the effect that such transaction will not have any material adverse tax consequence to any Noteholder;

                  (v) any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

                  (vi) the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

         (b) The Issuer shall not convey all or substantially all of its properties or assets to any Person, unless

                  (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer shall be a United States citizen or a Person organized and existing under the laws of the United States of America or any State, expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, unless otherwise provided in such supplemental indenture, unless expressly agreed in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

                  (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing:

                  (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

                  (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Trustee) to the effect that such transaction will not have any material adverse tax consequence to any Noteholder;

                  (v) any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

                  (vi) the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this
         Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

         Section 3.11. Successor or Transferee. Upon any consolidation or merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

         Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.10(b), Advanta Equipment Receivables Series 2000-1 LLC will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery to the Trustee of the Officer's Certificate and Opinion of Counsel specified in Section 3.10(b)(vi) stating that Advanta Equipment Receivables Series 2000-1 LLC is to be so released.

         Section 3.12. No Other Business. The Issuer shall not engage in any business other than the purposes set forth in the Basic Documents including this Indenture.

         Section 3.13. No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except as expressly provided for pursuant to the terms of the Basic Documents and the Notes.

         Section 3.14. Servicer's Obligations. The Issuer shall cause the Servicer to comply with all of its obligations under the Basic Documents.

         Section 3.15. Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by the Transfer and Servicing Agreement or this Indenture, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

         Section 3.16. Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

         Section 3.17. Notice of Events of Default. The Issuer agrees to give the Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder and written notice of each default on the part of the Servicer or the Transferor of its obligations under the Transfer and Servicing Agreement immediately after obtaining knowledge of any such default.

         Section 3.18. Further Instruments and Acts. Upon request of the Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

         Section 4.01. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes (except as to rights of registration of transfer and exchange, substitution of mutilated, destroyed, lost or stolen Notes, rights of Noteholders to receive payments of principal thereof and interest thereon, Sections 3.03, 3.04, 3.05, 3.08, 3.10,
3.12 and 3.13, the rights, obligations and immunities of the Trustee hereunder (including the rights of the Trustee under Section 6.07 and the obligations of the Trustee under Section 4.02) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them for a period of one year after clauses (A), (B) and (C) below have occurred), and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when

         (A) either

                  (1) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.05 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Trustee for cancellation; or

                  (2) all Notes not theretofore delivered to the Trustee for cancellation:

                           (i) have become due and payable; or

                           (ii) are to be called for redemption within one year
                  under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer;

         and the Issuer, in the case of (i) or (ii) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation when due to the Redemption Date (if Notes shall have been called for redemption pursuant to Section 10.01), as the case may be;

         (B) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

         (C) the Issuer has delivered to the Trustee an Officer's Certificate, an Opinion of Counsel and (if required by the TIA or the Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.01(a) and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

         Section 4.02. Application of Trust Money. All moneys deposited with the Trustee pursuant to Section 4.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes, the Transfer and Servicing Agreement or this Indenture, to the payment, either directly or through any Paying Agent, as the Trustee may determine, to the Holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; provided such moneys need not be segregated from other funds except to the extent required herein or in the Transfer and Servicing Agreement or required by law.

         Section 4.03. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Trustee to be held and applied according to Section 3.03, and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

                                   ARTICLE V

                                    REMEDIES

         Section 5.01. Events of Default. "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (i) default in the payment of any interest on any Note when the same becomes due and payable and such default shall continue for a period of five days; or

                  (ii) default in the payment of the full amount of principal of any Class on the Maturity Date for such Class; or

                  (iii) default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or any representation or warranty of the Issuer made in this Indenture proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% of the Outstanding Amount of the Investor Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                  (iv) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or the Transferor or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Issuer or the Transferor or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

                  (v) the commencement by the Issuer or the Transferor of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer or the Transferor to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator or similar official of the Issuer or the Transferor or for any substantial part of the Trust Estate, or the making by the Issuer or the Transferor of any general assignment for the benefit of creditors, or the failure by the Issuer or the

         Transferor generally to pay, or admit in writing its inability to pay, its debts as such debts become due, or the taking of action by the Issuer or the Transferor in furtherance of any of the foregoing.

         The Issuer shall deliver to the Trustee, within five days after the occurrence thereof, written notice in the form of an Officer's Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iii) or clause (iv), its status and what action the Issuer is taking or proposes to take with respect thereto.

         Section 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default described in Section 5.01(iv) or Section 5.01(v) occurs, then the Notes shall without any action on the part of the Trustee or any Noteholder automatically become due and payable. If any other Event of Default should occur and be continuing, then and in every such case the Trustee may, or if directed by the Holders of Notes representing not less than a majority of the Outstanding Amount of the Investor Notes shall, declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Trustee if declared by Noteholders), and upon any such declaration the unpaid principal amount of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

         At any time after the Notes have been accelerated, but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article V provided, the Holders of Notes representing not less than a majority of the Outstanding Amount of the Investor Notes, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

                  (i) the Issuer has paid or deposited with the Trustee a sum sufficient to pay

                  (A) all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

                  (B) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel; and

                  (ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

         No such rescission shall affect any subsequent default or impair any right consequent thereto.

         Section 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee. The Issuer covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of the principal of any Class of Notes on the Maturity Date of such Class when the same becomes due and payable, the Issuer will, upon demand of the

Trustee, pay to it, for the benefit of the Holders of the Notes, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the applicable Note Interest Rate borne by the respective Classes of Notes, and in addition thereto will pay such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

         (a) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the moneys adjudged or decreed to be payable.

         (b) If an Event of Default occurs and is continuing, the Trustee may, as more particularly provided in Section 5.04, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

         (c) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

                  (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

                  (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

                  (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Trustee on their behalf; and

                  (iv) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee or the Holders of Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

         (d) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

         (e) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the benefit of the Holders of the Notes as provided herein.

         (f) In any Proceedings brought by the Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

         Section 5.04. Remedies; Priorities. (a) If an Event of Default shall have occurred and be continuing, the Trustee may do one or more of the following (subject to Section 5.05):

                  (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

                  (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

                  (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Holders of the Notes; and

                  (iv) in the event that all the Notes have been declared due and payable pursuant to Section 5.02, sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, other than an Event of Default described in Section 5.01(i) or (ii) unless (A) the Holders of 100% of the Outstanding Amount of the Notes consent thereto, (B) the Trustee determines that the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest or (C) the Trustee determines that the Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Trustee obtains the consent of Holders of at least 66-2/3% of the Outstanding Amount of the Investor Notes. In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

         (b) If the Trustee collects any money or property pursuant to this
Article V following the acceleration of the maturities of the Notes pursuant to
Section 5.02 (so long as such declaration shall not have been rescinded or annulled), it shall pay out the money or property (other than the Excluded Amounts, unpaid Servicing Fees, which may be retained by the Servicer free and clear of the lien of this Indenture) in the following order:

                  FIRST: to the Trustee, subject to a limit of $250,000 each year and which $250,000 limit shall be renewed each year, for all amounts due and owing pursuant to Section 6.07;

                  SECOND: to Holders of the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes for amounts due and unpaid on the Class A Notes for interest, ratably among the Class A Notes, without preference or priority of any kind, according to the amounts due and payable on the Class A Notes for interest, to the extent permitted by applicable law;

                  THIRD: to Holders of the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes, ratably among Class A Notes, without preference or priority of any kind, for principal until the Class A-1 Principal Balance, the Class A-2 Principal Balance and the Class A-3 Principal Balance have been reduced to zero;

                  FOURTH: to Holders of the Class B Notes for amounts due and unpaid on the Class B Notes for interest, to the extent permitted by applicable law;

                  FIFTH: to Holders of the Class B Notes for principal until the Class B Principal Balance has been reduced to zero;

                  SIXTH: to Holders of the Class C Notes for amounts due and unpaid on the Class C Notes for interest, to the extent permitted by applicable law;

                  SEVENTH: to Holders of the Class C Notes for principal until the Class C Principal Balance has been reduced to zero;

                  EIGHTH: to Holders of the Class D Notes for amounts due and unpaid on the Class D Notes for interest, to the extent permitted by applicable law;

                  NINTH: to Holders of the Class D Notes for principal until the Class D Principal Balance has been reduced to zero;

                  TENTH: to Holders of the Class E Notes for amounts due and unpaid on the Class E Notes for interest (if any), to the extent permitted by applicable law;

                  ELEVENTH: to Holders of the Class E Notes for principal until the Class E Principal Balance has been reduced to zero;

                  TWELFTH: to the Class F Interest for principal until the Class F Principal Balance has been reduced to zero;

                  THIRTEENTH: to the Trustee for any and all amounts due and owing pursuant to Section 6.07 but not paid pursuant to priority FIRST above; and

                  FINALLY:  to the Issuer.

         The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Issuer shall mail to each Noteholder and the Trustee a notice that states the record date, the payment date and the amount to be paid.

         Section 5.05. Optional Preservation of the Contracts. If the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Trustee may, but need not, elect to maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Trustee shall take such desire into account when determining whether or not to maintain possession of the Trust Estate. In determining whether to maintain possession of the Trust Estate, the Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

         Section 5.06. Limitation of Suits. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                  (i) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                  (ii) the Holders of not less than 25% of the Outstanding Amount of the Investor Notes have made written request to the Trustee to institute such Proceeding in respect of such Event of Default in its own name as Trustee hereunder;

                  (iii) a Holder or Holders have offered to the Trustee an indemnity against the costs, expenses and liabilities to be incurred in complying with such request in form and substance satisfactory to the Trustee;

                  (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

                  (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority of the Outstanding Amount of the Notes;

it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

         In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Outstanding Amount of the Investor Notes, the Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

         Section 5.07. Unconditional Rights of Noteholders to Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

         Section 5.08. Restoration of Rights and Remedies. If the Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or to such Noteholder, then and in every such case the Issuer, the Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

         Section 5.09. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         Section 5.10. Delay or Omission Not a Waiver. No delay or omission of the Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Noteholders, as the case may be.

         Section 5.11. Control by Noteholders. The Holders of a majority of the Outstanding Amount of the Investor Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee with respect to the Notes or exercising any trust or power conferred on the Trustee; provided that

                  (i) such direction shall not be in conflict with any rule of law or with this Indenture;

                  (ii) subject to the express terms of Section 5.04, any direction to the Trustee to sell or liquidate the Trust Estate shall be by the Holders of Notes representing not less than 66 2/3% of the Outstanding Amount of the Notes;

                  (iii) if the conditions set forth in Section 5.05 have been satisfied and the Trustee elects to retain the Trust Estate pursuant to such Section, then any direction to the Trustee by Holders of Notes representing less than 66 2/3% of the Outstanding Amount of the Notes to sell or liquidate the Trust Estate shall be of no force and effect; and

                  (iv) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction;

provided, however, that, subject to Section 6.01, the Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

         Section 5.12. Waiver of Past Default. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02, the Holders of Notes of not less than a majority of the Outstanding Amount of the Investor Notes may waive any past Default or Event of Default and its consequences except a Default (a) in payment of principal of or interest on any of the Notes or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note. In the case of any such waiver, the Issuer, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; provided that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

         Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; provided that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

         Section 5.13. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to (a) any suit instituted by the Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Outstanding Amount of the Investor Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

         Section 5.14. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         Section 5.15. Action on Notes. The Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Trustee shall be applied in accordance with Section 5.04(b).

         Section 5.16. Performance and Enforcement of Certain Obligations. (a) Promptly following a request from the Trustee to do so and at the Transferor's expense, the Issuer agrees to take all such lawful action as the Trustee may request to compel or secure the performance and observance by the Transferor, in its capacity as Transferor and as Servicer of its obligations to the Issuer under or in connection with the Transfer and Servicing Agreement in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Transfer and Servicing Agreement to the extent and in the manner directed by the Trustee, including the transmission of notices of default on the part of the Transferor or in its capacity as Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Transferor of its obligations under the Transfer and Servicing Agreement, both in its capacity as Transferor and as Servicer.

         (b) If an Event of Default has occurred and is continuing, the Trustee may, and, at the direction (which direction shall be in writing) of the Holders of at least 66-2/3% of the Outstanding Amount of the Investor Notes shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Transferor or under or in connection with the Transfer and Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Transferor of its obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Transfer and Servicing Agreement, and any right of the Issuer to take such action shall be suspended.

                                   ARTICLE VI

                                   THE TRUSTEE

         Section 6.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of an Event of Default:

                  (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations (including, without limitation, to exercise any discretionary powers granted by this Indenture) shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee pursuant to the requirements of this Indenture; provided, however, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

         The Trustee shall not be required to determine, confirm or recalculate the information contained in the Servicer's Certificate delivered to it pursuant to the Transfer and Servicing Agreement.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of subsection 6.01(b);

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with the direction of any requisite majority of Noteholders authorized to give direction to the Trustee pursuant to this Indenture.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections 6.01(a), (b) and (c);

         (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

         (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Transfer and Servicing Agreement.

         (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

         Section 6.02. Rights of Trustee. (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer's Certificate or Opinion of Counsel.

         (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

         (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent entitlement order, approval or other paper or document.

         (g) The Trustee shall not be charged with knowledge of any Event of Default unless either (1) a Responsible Officer of the Trustee shall have actual knowledge or (2) the Trustee shall have received notice thereof from the Issuer or a Holder.

         Section 6.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Note

Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee, in its capacity as Trustee, must comply with Sections 6.11 and 6.12.

         Section 6.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of the Trust Estate, this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

         Section 6.05. Notice of Defaults. If a Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to each Noteholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

         Section 6.06. Reports by Trustee to Holders. The Trustee shall, to the extent provided to it by the Servicer pursuant to Section 5.06 of the Transfer and Servicing Agreement, deliver to each Noteholder upon written request and at the expense of such Noteholder, such information as may be required to enable such holder to prepare its federal and state income tax returns. The Trustee shall not be required to determine, confirm or recompute any such information provided to it.

         Section 6.07. Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Issuer shall indemnify and hold harmless the Trustee and its officers, directors, employees and agents (retained by the Trustee in order to perform its duties pursuant to this Indenture) against any and all loss, liability or expense (including the fees of either in-house counsel or outside counsel, but not both) incurred by it in connection with the administration of the Trust Estate and the performance of its duties hereunder. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder unless such loss, liability or expense could have been avoided with such prompt notification and then only to the extent of such loss, expense or liability which could have been so avoided. The Issuer shall defend, any claim against the Trustee, the Trustee may have separate counsel and if it does, the Issuer shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

         The Issuer's payment obligations to the Trustee pursuant to this Section shall survive the discharge of this Indenture or the earlier resignation or removal of the Trustee. When the

Trustee incurs expenses after the occurrence of a Default specified in Section 5.01(iv) or (v) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

         Notwithstanding anything herein to the contrary, the Trustee's right to enforce any of the Issuer's payment obligations pursuant to this Section 6.07 shall be subject to the provisions of Section 11.17.

         Section 6.08. Replacement of Trustee. No resignation or removal of the Trustee and no appointment of a successor Trustee shall become effective until the acceptance of appointment by the successor Trustee pursuant to this Section
6.08. The Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in Outstanding Amount of the Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

                  (i) the Trustee fails to comply with Section 6.11;

                  (ii) the Trustee shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Trustee or all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Trustee; or the Trustee shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

                  (iii) the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee, which successor shall be reasonably acceptable to the Transferor.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee.

         If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of not less than a majority in Outstanding Amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer's obligations under Section 6.07 shall continue for the benefit of the retiring Trustee.

         Section 6.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee provided that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11.

         In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

         Section 6.10. Appointment of Co-Trustee or Separate Trustee.

         (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons reasonably acceptable to the Issuer to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08 hereof.

         (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                  (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

         (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         (d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 6.11. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and have a long-term deposit rating of at least A3 from Moody's or otherwise be acceptable to Moody's. The Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

         Section 6.12. Preferential Collection of Claims Against. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE VII

                         NOTEHOLDERS' LISTS AND REPORTS

         Section 7.01. Issuer To Furnish Trustee Names and Addresses of Noteholders. The Issuer will furnish or cause to be furnished to the Trustee (a) not more than five days after the earlier of (i) each Record Date and (ii) three months after the last Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the Note Registrar, no such list shall be required to be furnished.

         Section 7.02. Preservation of Information; Communications to Noteholders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Trustee as provided in
Section 7.01 and the names and addresses of Holders of Notes received by the Trustee in its capacity as Note Registrar. The Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

         (b) Noteholders may communicate, pursuant to TIA Section 312(b), with other Noteholders with respect to their rights under this Indenture or under the Notes.

         (c) The Issuer, the Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

         Section 7.03. Reports by Issuer. (a) The Issuer shall:

                  (i) file with the Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

                  (ii) file with the Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                  (iii) supply to the Trustee (and the Trustee shall transmit by mail to all Noteholders described in TIA Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) as may be required by rules and regulations prescribed from time to time by the Commission.

         (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

         Section 7.04. Reports by Trustee. If required by TIA Section 313(a), within 60 days after each March 31 beginning with March 31, 2001, the Trustee shall mail to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b).

         A copy of each report at the time of its mailing to Noteholders shall be filed by the Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Trustee in writing if and when the Notes are listed on any stock exchange.

                                  ARTICLE VIII

                      ACCOUNTS, DISBURSEMENTS AND RELEASES

         Section 8.01. Collection of Money. Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Trustee pursuant to this Indenture. The Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

         Section 8.02. Collection and Reserve Accounts. On or prior to the Closing Date, the Issuer shall cause the Servicer to establish and maintain, in the name of the Trustee, for the benefit of the Noteholders the Collection Account as provided in Section 5.01(a)(i) of the Transfer and Servicing Agreement and for the benefit of the Holders of the Investor Notes, the Reserve Account as provided in Section 5.01(a)(ii) of the Transfer and Servicing Agreement.

         On each Payment Date and Redemption Date, the Trustee shall distribute from the Collection Account funds in the amounts, for the purpose and in the priority set forth in Section 5.04 of the Transfer and Servicing Agreement.

         Section 8.03. General Provisions Regarding Accounts. (a) So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the Collection Account and Reserve Account shall be invested in Eligible Investments and reinvested by the Trustee upon Issuer Order, subject to the provisions of Section 5.01(b) of the Transfer and Servicing Agreement (which Issuer Order may be upon direction of the Servicer). All income or other gain from investments of moneys deposited in the Reserve Account shall be deposited by the Trustee in the Collection Account, and any loss resulting from such investments shall be charged to such account. The Issuer will not direct the Trustee to make any investment of any funds or to sell any investment held in any of the Reserve Account unless the security interest granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale.

         (b) Subject to Section 6.01(c), the Trustee shall not in any way be held liable by reason of any insufficiency in the Collection Account and Reserve Account resulting from any loss on any Eligible Investment included therein pursuant to the terms of the Basic Documents except for losses attributable to the Trustee's failure to make payments on such Eligible Investments issued by the Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms. In no event shall the Trustee be liable for the selection of Eligible Investments or for investment losses incurred thereon (except in the case of gross negligence of the Trustee). The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity or the failure of the

Issuer to provide timely written investment direction (except in the case of gross negligence of the Trustee).

         (c) If (i) the Issuer shall have failed to give investment directions for any funds on deposit in the Collection Account and Reserve Account to the Trustee by 12:00 noon New York Time (or such other time as may be agreed in writing by the Issuer and Trustee) on any Business Day; or (ii) a Default or Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.02, or, if such Notes shall have been declared due and payable following an Event of Default and amounts collected or receivable from the Trust Estate are being applied in accordance with Section 5.05; then the Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Collection Account and Reserve Account in Eligible Investments of the same type as the Trustee was most recently directed to invest such funds and maturing prior to the succeeding Payment Date in accordance with Section 5.01 of the Transfer and Servicing Agreement.

         Section 8.04. Release of Trust Estate. (a) Subject to the payment of its fees and expenses pursuant to Section 6.07, the Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Trustee as provided in this Article VIII shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

         (b) The Trustee shall, at such time as there are no Notes Outstanding and all sums due the Trustee pursuant to Section 6.07 have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Collection Account and Reserve Account. The Trustee shall release property from the lien of this Indenture pursuant to this
Section 8.04(b) only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and
314(d)(1) meeting the applicable requirements of Section 11.01.

         (c) Notwithstanding anything to the contrary in this Indenture or the Transfer and Servicing Agreement, immediately prior to the release of any portion of the Trust Estate or any funds on deposit in the Collection Account and Reserve Account pursuant to this Indenture, the Trustee shall remit to the Transferor for its own account any funds that, upon such release, would otherwise be remitted to the Issuer.

         Section 8.05. Opinion of Counsel. The Trustee shall receive at least seven days' written notice when requested by the Issuer to take any action pursuant to Section 8.04(a), accompanied by copies of any instruments involved, and the Trustee shall also require, as a condition to such action, an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate. The Trustee and counsel rendering any such opinion may conclusively rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Trustee in connection with any such action.

                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

         Section 9.01. Supplemental Indentures Without Consent of Noteholders.
(a) Without the consent of the Holders of any Notes but with prior notice to the Rating Agencies, the Issuer and the Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of the execution thereof), in form reasonably satisfactory to the Trustee, for any of the following purposes:

                  (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

                  (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

                  (iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

                  (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee;

                  (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of the Holders of the Notes;

                  (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of
         Article VI; or

                  (vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary, as evidenced by an Opinion of Counsel, to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA.

         The Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

         (b) The Issuer and the Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Holders of the Notes but with prior notice to the Rating Agencies, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder.

         Section 9.02. Supplemental Indentures with Consent of Noteholders. The Issuer and the Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies and with the consent of the Holders of not less than a majority of the Outstanding Amount of the Notes, by Act of such Holders delivered to the Issuer and the Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

                  (i) change the date of payment of any installment of principal of or interest on any Note, change the order of priority of payments to be made on any Note or reduce the principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

                  (ii) reduce the percentage of the Outstanding Amount of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

                  (iii) modify or alter the provisions of the proviso to the definition of the term "Outstanding";

                  (iv) reduce the percentage of the Outstanding Amount of the Investor Notes required to direct the Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.04;

                  (v) modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

                  (vi) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest due on any Note on any Payment Date or the calculation of the amount of principal to be paid on any Payment Date or the amount to be paid to any Class on any Payment Date (including the calculation of any of the individual components of such calculations); or

                  (vii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture.

         It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to this Section, the Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         Section 9.03. Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

         Section 9.04. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

         Section 9.05. Conformity With Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this
Article IX shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be qualified under the TIA.

         Section 9.06. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

                                   ARTICLE X

                               REDEMPTION OF NOTES

         Section 10.01. Redemption. On any Payment Date following any Calculation Date as of which the Aggregate Contract Principal Balance is less than ten percent 10% of the Initial Aggregate Contract Principal Balance, the Servicer shall have the option to cause the redemption of the Notes by depositing with the Trustee the sum of (i) the Outstanding Amount (after giving effect to the payment of any principal on such Payment Date) of all Notes and
(ii) the Class A-1 Note Interest, Class A-2 Note Interest, Class A-3 Note Interest, Class B Note Interest, Class C Note Interest, Class D Note Interest and Class E Note Interest (if any) due on such Payment Date. Upon receipt of such amounts and all amounts then owed to the Trustee, the Trustee shall (x) make the final payment in full of the Outstanding Amount and all accrued and unpaid interest to the Noteholders and (y) release any remaining Trust Estate to the Issuer as determined by the Servicer and delivered in writing to the Trustee 20 days prior to the Redemption Date.

         Section 10.02. Form of Redemption Notice. Notice of redemption under
Section 10.01 shall be given by the Trustee by first-class mail, postage prepaid, mailed not less than ten and not more than 30 days prior to the applicable Redemption Date to each Holder of Notes to be redeemed as of the close of business on the Record Date preceding the applicable Redemption Date, at such Holder's address appearing in the Note Register.

         All notices of redemption shall state:

                  (i) the Redemption Date;

                  (ii) the Redemption Price; and

                  (iii) the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02).

         Notice of redemption of the Notes shall be given by the Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.

         Section 10.03. Notes Payable on Redemption Date. The Notes to be redeemed shall, following notice of redemption as required by Section 10.02 (in the case of redemption pursuant to Section 10.01), on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

                                   ARTICLE XI

                                  MISCELLANEOUS

         Section 11.01. Compliance Certificates and Opinions etc. (a) Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with,
(ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

                  (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

         (b) Notwithstanding Section 2.09 or any other provision of this Section, the Issuer may (A) collect, liquidate, sell or otherwise dispose of Contracts and Financed Equipment as and to the extent permitted or required by the Basic Documents, (B) accept or make deposits into the Collection Account,
(C) make cash payments out of the Collection Account and Reserve Account and (D) redeem the Notes as and to the extent permitted or required by the Basic Documents.

         Section 11.02. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Transferor or the Issuer, stating that the information with respect to such factual matters is in the possession of the Servicer, the Transferor, the Issuer, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         Whenever in this Indenture, in connection with any application or certificate or report to the Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

         Section 11.03. Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Trustee deems sufficient.

         (c) The ownership of Notes shall be proved by the Note Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every
Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

         Section 11.04. Notices, etc. to Trustee, Issuer and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to or filed with:

         (a) the Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee and received at its Corporate Trust Office, or

         (b) the Issuer by the Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, to the Issuer addressed to: Advanta Equipment Receivables Series 2000-1 LLC, as Issuer, 639 Isbell Road Suite 390-1, Reno, Nevada 89509, Attention:
Treasury. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Trustee.

         (c) the Rating Agencies by the Issuer or the Trustee shall be sufficient for every purpose hereunder if in writing, personally delivered or mailed by certified mail, return receipt requested to (i) in the case of Moody's Investors Service, Inc., at the following address: 99 Church Street, 4th Floor, New York, New York 10007, Attention of ABS Monitoring Department, and (ii) in the case of Fitch IBCA, Inc., at the following address: One State Street Plaza, New York, New York 10004, Attention of Tom Reese; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

         Section 11.05. Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Noteholder's address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

         In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

         Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder and shall not under any circumstance constitute a Default or Event of Default.

         Section 11.06. Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, to the extent reasonably satisfactory to the Trustee, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Trustee a copy of each such agreement and the Trustee will cause payments to be made and notices to be given in accordance with such agreements.

         Section 11.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this indenture by any of the provisions of the TIA, such required provision shall control.

         The provisions of TIA Sections 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

         Section 11.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         Section 11.09. Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not.

         All covenants and agreements of the Trustee in this Indenture shall bind its successors, co-trustees and agents of the Trustee.

         Section 11.10. Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 11.11. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         Section 11.12. Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

         Section 11.13. GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT

REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 11.14. Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 11.15. Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Trustee or any other counsel reasonably acceptable to the Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Trustee under this Indenture.

         Section 11.16. Trust Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Trustee in its individual capacity, (ii) any manager or member of the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Trustee in its individual capacity, any manager or member of the Issuer, the Trustee or of any successor or assign of the Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Trustee has no such obligations in their individual capacity) and except that any such partner, owner, beneficiary, manager or member shall be fully liable, to the extent provided by applicable law, for any unpaid capital contribution.

         Section 11.17. No Petition. The Trustee (in its capacity as Trustee), by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Transferor or the Issuer, or voluntarily join in any institution against the Transferor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents.

         Section 11.18. Inspection. The Issuer agrees that, on 5 days prior notice, it will permit any representative of the Trustee, during the Issuer's normal business hours, to examine all the books of account, records, reports, and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Trustee shall, and shall cause its representatives, to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

         Section 11.19. Restrictions on Transfer of Class F Interest. To the fullest extent permitted by applicable law, the Class F Interest (or any interest therein) may not be transferred by the initial Holder of the Class F Interest to any Person.

         Section 11.20. Rule 144A Information. In order to preserve the exemption for resales and other transfers under Rule 144A under the Securities Act, the Issuer shall provide to any Class E Noteholder and any prospective purchaser or transferee designated by a Class E Noteholder, upon request of the Class E Noteholder or prospective purchaser or transferee, the information required by Rule 144A to enable resales of such Class E Notes to be made pursuant to Rule 144A.

         Section 11.21. Tax Treatment. Each Class A-1 Noteholder, Class A-2 Noteholder, Class A-3 Noteholder, Class B Noteholder, Class C Noteholder, Class D Noteholder and following a transfer of the Class E Notes to a third party, the Class E Noteholder, by acceptance of their Note, and each such holder of a beneficial interest in a Class A-1 Note, Class A-2 Note, Class A-3 Note, Class B Note, Class C Note, Class D Note and Class E Note, by the acquisition of a beneficial interest therein, agree to treat the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes as indebtedness of the Transferor for applicable federal, state, and local income and franchise tax law and for purposes of any other tax imposed on or measured by income.

         IN WITNESS WHEREOF, the Issuer and the Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.


                                 ADVANTA EQUIPMENT RECEIVABLES
                                   SERIES 2000-1 LLC

                                 By: /s/ Mark Shapiro
                                     ----------------------------------
                                 Name: Mark Shapiro
                                 Title: Manager



                                 BANKERS TRUST COMPANY
                                    not in its individual capacity but solely as Trustee,

                                 By: /s/ Peter Becker
                                     ----------------------------------
                                 Name: Peter Becker
                                 Title: Assistant Vice President

                       )
____________________   ) ss.:
                       )

         BEFORE ME, the undersigned authority, a Notary Public in and for said County and State, on this day personally appeared Peter Becker known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said New York banking corporation and that he executed the same as the corporation for the purpose and consideration therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 29th day of March, 2000.


                                           /s/ Laura Carlos
                                           ----------------------------
                                           Notary Public


                                           [Seal]


My commission expires:


June 16, 2001

                                                                       EXHIBIT A


                                LIST OF CONTRACTS

                                                                       EXHIBIT B


                    FORM OF TRANSFER AND SERVICING AGREEMENT

                                                                       EXHIBIT C


                          FORM OF DEPOSITORY AGREEMENT

                                                                       EXHIBIT D


              FORM OF CLASS [A-1] [A-2] [A-3] [B] [C] [D] [E] NOTE

REGISTERED                                                  $_________________ *

No. ______

                       SEE REVERSE FOR CERTAIN DEFINITIONS

                                                            CUSIP NO.___________

         [UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]**

         THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST THE TRANSFEROR OR THE ISSUER, OR JOIN IN ANY INSTITUTION AGAINST THE TRANSFEROR OR THE ISSUER, OF, ANY BANKRUPTCY PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW IN CONNECTION WITH ANY OBLIGATIONS RELATING TO THE NOTES OR THE INDENTURE.


--------
* Denominations of $1,000 and integral multiples thereof; provided, however, that a single Note of any Class may be issued in any denominations.

** For Class A-1, Class A-2, Class A-3, Class B, Class C and Class D Notes only.

         THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

         [THE HOLDER OF THIS CLASS [A-1, A-2, A-3, B, C, D or E] NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST IN THIS NOTE, BY THE ACQUISITION OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE CLASS [A-1, A-2, A-3, B, C, D or E] NOTES AS INDEBTEDNESS OF ADVANTA EQUIPMENT RECEIVABLES SERIES 2000-1 LLC FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON OR MEASURED BY INCOME.]

                [ADVANTA EQUIPMENT RECEIVABLES SERIES 2000-1 LLC]
                       [CLASS A-1] [CLASS A-2] [CLASS A-3]
                     [CLASS B] [CLASS C] [CLASS D] [CLASS E]
                               ASSET BACKED NOTES


         [Advanta Equipment Receivables Series 2000-1 LLC], a limited liability company organized and existing under the laws of the State of Nevada (herein referred to as the "Issuer"), for value received, hereby promises to pay to [__________], or registered assigns, the principal sum of [_________] DOLLARS payable on each Payment Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $[INSERT INITIAL PRINCIPAL AMOUNT OF NOTE] and the denominator of which is [$181,285,000 for Class A-1 Notes] [$63,269,000 for Class A-2 Notes] [$84,623,000 for Class A-3 Notes] [$28,215,000 for Class B Notes] [$18,810,000 for Class C Notes] [$9,405,000 for
Class D Notes] [$23,512,000 for Class E Notes] by (ii) the aggregate amount, if any, payable on such Payment Date under the terms of Section 5.04 of the Transfer and Servicing Agreement in respect of principal on the [Class A-1] [Class A-2] [Class A-3] [Class B] [Class C] [Class D] [Class E] Notes; provided, however, the entire unpaid principal amount of this Note shall be due and payable on the earlier of the [July 2002 Payment Date for the Class A-1] [May 2003 Payment Date for the Class A-2] [February 2007 Payment Date for the Class A-3] [February 2007 Payment Date for the Class B] [February 2007 Payment Date for the Class C] [February 2007 Payment Date for the Class D] [February 2007 Payment Date for the Class E] Notes and the Redemption Date, if any, pursuant to
Section 10.01 of the Indenture. The Issuer will pay interest on this Note at the [Class A-1] [Class A-2] [Class A-3] [Class B] [Class C] [Class D] [Class E] Note Interest Rate on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date after giving effect to all payments of principal made on such preceding Payment Date (or in the case of the first Payment Date, on the initial principal amount of this Note). Interest on this Note will accrue for each Payment Date from and including the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, for the initial Payment Date from ______ __, 2000 to but excluding such Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

         The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

         Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

                                                   ADVANTA EQUIPMENT RECEIVABLES
                                                          SERIES 2000-1 LLC,

                                                   By:__________________________
                                                      Name:
                                                      Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Notes designated above and referred to in the within-mentioned Indenture.


                              __________________________________________________
                              BANKERS TRUST COMPANY
                              not in its individual capacity but
                              solely as Trustee,

                              By:_______________________________________________
                                 Name:
                                 Title:

                                [REVERSE OF NOTE]

         This Note is one of the [Class A-1] [Class A-2] [Class A-3] [Class B] [Class C] [Class D] [Class E] which Class __ Notes are issued in the initial principal amount of $__________ and are part of a duly authorized issue of Notes of the Issuer, designated as its Equipment Receivables Asset-Backed Notes, Series 2000-1 and including the Class A-1 Notes issued in the initial Class A-1 Principal Balance of $181,285,000, the initial Class A-2 Principal Balance of $63,269,000, the initial Class A-3 Principal Balance of $84,623,000, the initial Class B Principal Balance of $28,215,000, the initial Class C Principal Balance of $18,810,000 and the initial Class D Principal Balance of $9,405,000 (herein collectively called the "Notes"), all issued under an Indenture dated as of March 1, 2000 (such indenture, as supplemented or amended, is herein called the "Indenture"), between the Issuer and Bankers Trust Company, as trustee (the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Holders of the Notes. The Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

         The Notes are secured by the collateral pledged as security therefor as provided in the Indenture. The Class E Notes are subordinated to the Class D Notes, Class C Notes, Class B Notes and Class A Notes. The Class D Notes are subordinated to the Class C Notes, the Class B Notes and the Class A Notes. The Class C Notes are subordinated to the Class B Notes and the Class A Notes. The Class B Notes are subordinated to the Class A Notes.

         Principal of the Notes will be payable on each Payment Date in an amount described on the face hereof. "Payment Date" means the 15th day of each calendar month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing April 17, 2000.

         As described above, the entire unpaid principal amount of this Note
shall be due and payable on the earlier of the [        ] Payment Date [for
Class A-1] [        ] Payment Date [for Class A-2] [        ] Payment Date [for
Class A-3] [        ] Payment Date [for Class B] [        ] Payment Date [for
Class C] [        ] Payment Date [for Class D] [        ] Payment Date [for
Class E] [        ] and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Notes have become immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Notes of a Class shall be made pro rata to the Noteholders of such Class entitled thereto.

         Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee [and, for the Class E Notes, special payment provisions to be described]. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the second Record Date preceding such Payment Date by notice mailed no later than thirty days prior to such final Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Trustee's principal Corporate Trust Office or at the office of the Trustee's agent appointed for such purposes located in The City of New York.

         As provided in the Indenture, the Notes may be redeemed in whole, but not in part, at the option of the Servicer, on any Payment Date following any Calculation Date as of which the Aggregate Contract Principal Balance is less than ten percent of the Initial Aggregate Contract Principal Balance.

         As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located, or having a correspondent located, in The City of New York or the city in which the Corporate Trust Office is located, or a member firm of a national securities exchange, and such other documents as the Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount and same class will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Trustee in its individual capacity, (ii) any manager or member of the Issuer or
(iii) any partner, owner, beneficiary, agent, officer, director or employee of the Trustee in its individual capacity, any manager or member of the Issuer, the Trustee or of any successor or assign of the Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner, beneficiary, manager or member shall be fully liable, to the extent provided by applicable law, for any unpaid capital contribution.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture that such Noteholder will not at any time institute against the Transferor or the Issuer, or join in any institution against the Transferor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

         Prior to the due presentment for registration of transfer of this Note, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

         The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

         The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Holders of Notes under the Indenture.

         The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

         This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

         Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither the Trustee in its individual capacity, any manager or member of the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, managers, members, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture. The Holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

_______________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

____________________________________________
(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:__________________________    __________________________*
                                    Signature                    Guaranteed:


* NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

                                                                       EXHIBIT E


                  FORM OF CLASS E NOTE TRANSFEREE CERTIFICATION


Bankers Trust Company, as Trustee
[Address]

[Name of Seller of
   Specified Class E Notes]

Ladies and Gentlemen:

                  In connection with our proposed purchase of Class E Notes (the "Notes") representing obligations of the Advanta Equipment Receivables Series 2000-1 LLC (the "Issuer"), the investor on whose behalf the undersigned is executing this letter (the "Purchaser") represents, covenants and warrants that:

                  1. The Purchaser has received such information as the Purchaser deems necessary in order to make its investment decision.

                  [2. [This paragraph may be used only connection with the transfer from the Issuer to the first transferee.] The purchaser is either an "Accredited Investor" as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "1933 Act") or is a "Qualified Institutional Buyer" as that term is defined in Rule 144A under the Securities. The Purchaser is purchasing the Notes for investment purposes and not with a view to or for, the offer or sale in connection with a public distribution or in any other manner that would violate the Securities Act or the securities or blue sky laws of any state. The purchaser is aware that the Class E Notes are being delivered to it in a transaction not involving any public offering and that this Class E Note is a restricted security and cannot be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of in the absence of registration under the Securities Act or unless such transaction is exempt from or not subject to registration.]

                  [2. [This paragraph is to be used in any subsequent transfers.] The purchaser is a "Qualified Institutional Buyer" as that term is defined in Rule 144A under the Securities Act. The Purchaser is aware that the sale to it is being made in reliance on Rule 144A under the Securities Act. The Purchaser is acquiring the Notes for its own account or for the account of a Qualified Institutional Buyer. The Purchaser is purchasing the Notes for investment purposes and not with a view to, or for, the offer or sale in connection with, a public distribution or in any other manner that would violate the Securities Act or the securities or blue sky laws of any state.]

                  3. The Purchaser understands that the Notes have not been and will not be registered under the Securities Act or under the securities or blue sky laws of any state, and that (i) if it decides to resell, pledge or otherwise transfer any Note, such Note may be resold, pledged or transferred without registration only (A) to an entity which has delivered to Trustee, as Trustee, a certification that it is a Qualified Institutional Buyer that purchases (1) for its own account or (2) for the account of such a Qualified Institutional Buyer, that is, in either case, aware that the resale, pledge or transfer is being made in reliance on Rule 144A under the Securities Act or (B) in reliance upon an exemption from the Securities Act if the transferee provides such documentation (which will include an opinion of counsel) as the Issuer and the Purchaser may reasonably require to confirm that the proposed transfer is exempt from the Securities Act and the securities or blue sky laws of any applicable state; and (ii) it will, and each subsequent holder will be required to, notify any purchaser of any Note from it of the resale restrictions referred to in clause (i) above.

                  4. The Purchaser understands that each Note will, unless otherwise agreed by the Issuer and the holder thereof, bear a legend to the following effect:

                  THE CLASS E NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CLASS E NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                  THE HOLDER OF THIS CLASS E NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CLASS E NOTES ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (B) FOR SO LONG AS THE CLASS E NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A.

                  THE HOLDER OF THIS CLASS E NOTE BY ITS ACCEPTANCE HEREOF REPRESENTS AND WARRANTS, FOR THE BENEFIT OF THE ISSUER THAT SUCH PURCHASER IS NOT (1) AN EMPLOYEE BENEFIT PLAN WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, (2) A PLAN OR OTHER ARRANGEMENT (INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR KEOGH PLAN) WHICH IS SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR (3) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" UNDER THE U.S. DEPARTMENT OF LABOR'S PLAN ASSET REGULATION, 29 C.F.R. Section 2510.3-101 (1999), BY REASON OF ANY SUCH PLAN'S INVESTMENT IN THE ENTITY.

                  5. The Purchaser is not purchasing and will not hold the Class E Notes with plan assets of any employee benefit plan which is subject to the Employee Retirement Income Security Act of 1974, as amended, any plan or other arrangement (including an individual retirement account or Keogh plan) which is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or any entity whose underlying assets include "plan assets" under the

U.S. Department of Labor's plan asset regulation, 29 C.F.R. Section 2510.3-101
(1999), by reason oF any such plan's investment in the entity.

                  6. Upon purchase, the Purchaser will be the beneficial owner for United States federal income tax purposes of the Class E Notes and is, and will remain for so long as it is the beneficial owner, a United States person as defined in the section 7701 of the Internal Revenue Code. Under applicable law, no taxes will be required to be withheld by any person with respect to any payments to be made to the Purchaser in respect of an interest in the Class E Notes.

                  7. You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                                     Very truly yours,